Exhibit 99.1

Delek Logistics Reports Fourth Quarter 2022 Net Income Attributable to All Partners of $42.7 Million
EBITDA of $92.5 million
Fourth Quarter
•Reported fourth quarter net income attributable to all partners of $42.7 million
•Record EBITDA of $92.5 million
•Fourth quarter adjusted distributable cash flow coverage ratio of 1.16x
•Delivered 40 consecutive quarters of distribution growth with recent increase to $1.02/unit
•Successfully completed 3 Bear integration

BRENTWOOD, Tenn., February 28, 2023 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the fourth quarter 2022, with reported net income attributable to all partners of $42.7 million, or $0.98 per diluted common limited partner unit. This compares to net income attributable to all partners of $41.7 million, or $0.96 per diluted common limited partner unit, in the fourth quarter 2021. Net cash used in operating activities was $105.3 million in the fourth quarter 2022 compared to net cash provided by operating activities of $52.9 million in the fourth quarter 2021. Distributable cash flow was $51.4 million in the fourth quarter 2022, compared to $53.9 million in the fourth quarter 2021.
For the fourth quarter 2022, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $92.5 million compared to $69.7 million in the fourth quarter 2021.
“We finished 2022 with the best quarter to date,” said Avigal Soreq, President of Delek Logistics' general partner. “We operated well, maintaining safe and reliable operations. This, combined with our growth activities, resulted in record earnings. Delek Logistics has strong opportunities from its base business, as well as its Permian and Delaware footprints. DKL is well positioned to continue its track record of growth and be a long-term sustainable midstream player."
“In January, the Board approved the 40th consecutive increase in the quarterly distribution to $1.02 per unit. This reflects our strong commitment to unitholders and the strength and stability of the underlying asset base of Delek Logistics.  With the growth we anticipate from our portfolio and the support of the board, we expect to deliver another 5 percent growth year over year in 2023," Mr. Soreq continued.
"Looking forward, we are very optimistic about the opportunities in the market which will allow us to be a significant midstream company, " Mr. Soreq concluded.
Distribution and Liquidity
On January 23, 2023, Delek Logistics declared a quarterly cash distribution of $1.02 per common limited partner unit for the fourth quarter 2022, which equates to $4.08 per common limited partner unit on an annualized basis. This distribution was paid on February 9, 2023 to unitholders of record on February 2, 2023. This represents a 3% increase from the third quarter 2022 distribution of $0.99 per common limited partner unit, or $3.96 per common limited partner unit on an annualized basis, and a 5% increase over Delek Logistics’ fourth quarter 2021 distribution of $0.975 per common limited partner unit, or $3.90 per common limited partner unit annualized. For the fourth quarter 2022, the total cash distribution declared to all partners was approximately $44.4 million, resulting in a distributable cash flow coverage ratio of 1.16x.
As of December 31, 2022, Delek Logistics had total debt of approximately $1.66 billion and cash of $8.0 million. Additional borrowing capacity, subject to certain covenants, under the $900.0 million revolving credit facility was $179.5 million. The total leverage ratio as of December 31, 2022 of approximately 4.89x was within the requirements of the maximum allowable leverage ratio under the credit facility.
Consolidated Operating Results
Fourth quarter 2022 EBITDA of $92.5 million benefited from additional EBITDA associated with increased contribution from the Delek Permian Gathering system, 3 Bear acquisition, and continued strong throughput on joint venture pipelines as compared to EBITDA of $69.7 million in the fourth quarter 2021. Net income attributable to all partners for the fourth quarter 2022 of $42.7 million reflected an increase of $1.0 million compared to the fourth quarter 2021.

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Segment Changes
During the fourth quarter 2022, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change primarily represents reporting the operating results of our pipeline operations and legacy gathering assets and the operating results of the 3 Bear assets within a new reportable segment called gathering and processing. Prior to this change, the pipeline operations and legacy gathering assets were reported as part of pipelines and transportation segment. The former pipelines and transportation reportable segment was renamed to storage and transportation. Additionally, we are also now segregating out certain non-segment specific costs and expenses and, when applicable, immaterial operating segments that may not fit into our existing reportable segments as Corporate and Other activities. Corporate and other primarily includes general and administrative expenses, interest expense and depreciation and amortization. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.
In addition, during the fourth quarter 2022 the CODM determined that EBITDA is the key performance measure for planning and forecasting purposes and discontinued the use of contribution margin as a measure of performance.
Gathering and Processing Segment
EBITDA in the fourth quarter 2022 was $48.1 million compared with $34.0 million in the fourth quarter 2021. The increase was primarily driven from strong contributions from the Midland Gathering System, as well as the 3 Bear assets.
Wholesale Marketing and Terminalling Segment
EBITDA in the fourth quarter 2022 was $23.3 million compared with $19.3 million in the fourth quarter 2021. The increase was primarily driven by the West Texas wholesale business.
Storage and Transportation Segment
EBITDA in the fourth quarter 2022 was $16.1 million inline with $15.8 million in the fourth quarter 2021.
Investments in Pipeline Joint Ventures Segment
During the fourth quarter 2022, income from equity method investments was $9.0 million compared to $6.6 million in the fourth quarter 2021, primarily driven by increased volumes at the Red River and Caddo joint ventures.
Corporate
EBITDA in the fourth quarter 2022 was a loss of $4.0 million compared to a loss of $6.1 million in the fourth quarter 2021.
Fourth Quarter 2022 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its fourth quarter 2022 results on Tuesday, February 28, 2023 at 3:30 p.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region. Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties related to the integration of the 3 Bear business following the recent acquisition; risks and uncertainties related to the Covid-19 pandemic; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding

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future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the 3 Bear acquisition; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
•Distributable cash flow, as adjusted for transaction costs, or Distributable cash flow, as adjusted - distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA and distributable cash flow measures are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and distributable cash flow measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in our industry, our definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. For a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, please refer to "Results of Operations" below. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$7,970	$4,292
Accounts receivable	53,314	15,384
Inventory	1,483	2,406
Other current assets	2,463	951
Total current assets	65,230	23,033
Property, plant and equipment:
Property, plant and equipment	1,240,684	715,870
Less: accumulated depreciation	(316,680)	(266,482)
Property, plant and equipment, net	924,004	449,388
Equity method investments	257,022	250,030
Customer relationship intangible, net	199,440	—
Marketing contract intangible, net	109,366	116,577
Rights-of-way, net	55,990	37,280
Goodwill	27,051	12,203
Operating lease right-of-use assets	24,788	20,933
Other non-current assets	16,408	25,627
Total assets	$1,679,299	$935,071

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$57,403	$8,160
Accounts payable to related parties	6,055	64,423
Current portion of long-term debt	15,000	—
Interest payable	5,308	5,024
Excise and other taxes payable	8,230	5,280
Current portion of operating lease liabilities	8,020	6,811
Accrued expenses and other current liabilities	6,202	7,117
Total current liabilities	106,218	96,815
Non-current liabilities:
Long-term debt, net of current portion	1,646,567	898,970
Operating lease liabilities, net of current portion	12,114	14,071
Asset retirement obligations	9,333	6,476
Other non-current liabilities	15,767	22,731
Total non-current liabilities	1,683,781	942,248
Total liabilities	1,789,999	1,039,063
Equity (Deficit):
Common unitholders - public; 9,257,305 units issued and outstanding at December 31, 2022 (8,774,053 at December 31, 2021)	172,119	166,067
Common unitholders - Delek Holdings; 34,311,278 units issued and outstanding at December 31, 2022 (34,696,800 at December 31, 2021)	(282,819)	(270,059)
Total deficit	(110,700)	(103,992)
Total liabilities and deficit	$1,679,299	$935,071

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net revenues:
Affiliate	$104,141	$110,314	$479,411	$418,826
Third-party	164,910	79,570	556,996	282,076
Net revenues	269,051	189,884	1,036,407	700,902
Cost of sales:
Cost of materials and other - affiliate	121,855	92,129	496,184	321,939
Cost of materials and other - third party	39,213	17,285	145,179	62,470
Operating expenses (excluding depreciation and amortization presented below)	22,546	13,197	85,438	59,483
Depreciation and amortization	18,334	11,552	60,210	40,945
Total cost of sales	201,948	134,163	787,011	484,837
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	764	596	2,869	2,337
General and administrative expenses	3,355	5,527	34,181	21,460
Depreciation and amortization	1,357	356	2,778	1,825
Other operating expense (income), net	6	(113)	(114)	(59)
Total operating costs and expenses	207,430	140,529	826,725	510,400
Operating income	61,621	49,355	209,682	190,502
Interest expense, net	28,683	14,297	82,304	50,221
Income from equity method investments	(9,017)	(6,623)	(31,683)	(24,575)
Other income, net	(334)	(1)	(373)	(119)
Total non-operating expenses, net	19,332	7,673	50,248	25,527
Income before income tax (benefit) expense	42,289	41,682	159,434	164,975
Income tax (benefit) expense	(411)	(3)	382	153
Net income attributable to partners	$42,700	$41,685	$159,052	$164,822
Comprehensive income attributable to partners	$42,700	$41,685	$159,052	$164,822

Net income per limited partner unit:
Basic	$0.98	$0.96	$3.66	$3.79
Diluted	$0.98	$0.96	$3.66	$3.79
Weighted average limited partner units outstanding:
Basic	43,517,906	43,454,535	43,487,910	43,447,739
Diluted	43,540,645	43,470,460	43,511,650	43,460,470
Cash distribution per common limited partner unit	$1.020	$0.975	$3.975	$3.785

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2022	2021	2022	2021
Cash flows from operating activities
Net cash (used in) provided by operating activities	$(105,314)	$52,886	$192,168	$275,162
Cash flows from investing activities
Net cash used in investing activities	(65,350)	(8,389)	(770,437)	(16,360)
Cash flows from financing activities
Net cash provided by (used in) financing activities	163,689	(45,069)	581,947	(258,753)
Net (decrease) increase in cash and cash equivalents	(6,975)	(572)	3,678	49
Cash and cash equivalents at the beginning of the period	14,945	4,864	4,292	4,243
Cash and cash equivalents at the end of the period	$7,970	$4,292	$7,970	$4,292

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Income to EBITDA:
Net income	$42,700	$41,685	$159,052	$164,822
Add:
Income tax (benefit) expense	(411)	(3)	382	153
Depreciation and amortization	19,691	11,908	62,988	42,770
Amortization of marketing contract intangible asset	1,803	1,803	7,211	7,211
Interest expense, net	28,683	14,297	82,304	50,221
EBITDA	$92,466	$69,690	$311,937	$265,177

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash (used in) provided by operating activities	$(105,314)	$52,886	$192,168	$275,162
Changes in assets and liabilities	164,781	5,469	49,423	(51,429)
Non-cash lease expense	(2,670)	(2,685)	(16,254)	(9,652)
Distributions from equity method investments in investing activities	—	2,529	1,737	8,774
Regulatory capital expenditures not distributable	(6,501)	(4,471)	(9,684)	(8,232)
Reimbursement from Delek for capital expenditures	1,171	277	1,176	1,913
Accretion of asset retirement obligations	(181)	(115)	(596)	(461)
Deferred income taxes	71	(150)	(5)	(353)
(Loss) gain on sale of assets	(6)	113	114	59
Distributable Cash Flow	$51,351	$53,853	$218,079	$215,781
Transaction costs	—	—	10,604	—
Distributable Cash Flow, as adjusted (1)	$51,351	$53,853	$228,683	$215,781
(1) Distributable cash flow adjusted to exclude transaction costs associated with the 3 Bear Acquisition.

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
Distributions to partners of Delek Logistics, LP	2022	2021	2022	2021
Limited partners' distribution on common units	$44,440	$42,384	$172,933	$164,484
General partner's distributions	—	—	—	—
General partner's incentive distribution rights	—	—	—	—
Total distributions to be paid	$44,440	$42,384	$172,933	$164,484

Distributable cash flow	$51,351	$53,853	$218,079	$215,781
Distributable cash flow coverage ratio (1)	1.16x	1.27x	1.26x	1.31x
Distributable cash flow, as adjusted (2)	51,351	53,853	228,683	215,781
Distributable cash flow coverage ratio, as adjusted (3)	1.16x	1.27x	1.32x	1.31x
(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow adjusted to exclude transaction costs associated with the 3 Bear Acquisition.
(3) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended December 31, 2022
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate (1)	$51,530	$29,080	$23,531	$—	$—	$104,141
Third party	38,417	115,623	10,870	—	—	164,910
Total revenue	$89,947	$144,703	$34,401	$—	$—	$269,051

Segment EBITDA	$48,121	$23,285	$16,057	$9,017	$(4,014)	$92,466
Depreciation and amortization	14,946	1,634	2,228	—	883	19,691
Amortization of customer contract intangible	—	1,803	—	—	—	1,803
Interest expense, net	—	—	—	—	28,683	28,683
Income tax benefit						(411)
Net income						$42,700

Capital spending (2)	$56,206	$157	$6,528	$—	$—	$62,891

	Year Ended December 31, 2022
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate (1)	$185,845	$173,084	$120,482	$—	$—	$479,411
Third party	119,582	415,800	21,614	—	—	556,996
Total revenue	$305,427	$588,884	$142,096	$—	$—	$1,036,407

Segment EBITDA	$175,250	$83,098	$56,269	$31,683	$(34,363)	$311,937
Depreciation and amortization	47,206	6,308	8,591		883	62,988
Amortization of customer contract intangible	—	7,211	—	—	—	7,211
Interest expense, net	—	—	—	—	82,304	82,304
Income tax expense						382
Net income						$159,052

Capital spending (2)	$122,594	$1,548	$6,528	$—	$—	$130,670

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	Three Months Ended December 31, 2021
	Gathering and Processing		Wholesale Marketing and Terminalling		Storage and Transportation		Investments in Pipeline Joint Ventures		Corporate and Other	Consolidated
Net revenues:
Affiliate (1)	$41,464		$38,878		$29,972		$—		$—	$110,314
Third party	1,564		74,973		3,033		—		—	79,570
Total revenue	$43,028		$113,851		$33,005		$—		$—	$189,884

Segment EBITDA	$33,958	—	$19,321	—	$15,844	—	$6,623	—	$(6,056)	$69,690
Depreciation and amortization	3,960		1,096		2,104		—		4,748	11,908
Amortization of customer contract intangible	—		1,803		—		—		—	1,803
Interest expense, net	—		—		—		—		14,297	14,297
Income tax benefit										(4)
Net income										$41,686

Capital spending (2)	$12,548		$236		$141		$—		$—	$12,925

	Year Ended December 31, 2021
	Gathering and Processing		Wholesale Marketing and Terminalling		Storage and Transportation		Investments in Pipeline Joint Ventures		Corporate and Other	Consolidated
Net revenues:
Affiliate (1)	$157,182		$147,793		$113,851		$—		$—	$418,826
Third party	4,670		265,464		11,942		—		—	282,076
Total revenue	$161,852		$413,257		$125,793		$—		$—	$700,902

Segment EBITDA	$126,818	—	$79,597	—	$56,929	—	$24,575	—	$(22,742)	$265,177
Depreciation and amortization	22,394		5,547		8,588		—		6,241	42,770
Amortization of customer contract intangible	—		7,211		—		—		—	7,211
Interest expense, net	—		—		—		—		50,221	50,221
Income tax expense										153
Net income										$164,822

Capital spending (2)	$22,262		$3,622		$1,567		$—		$—	$27,451
(1) Affiliate revenue for the wholesale marketing and terminalling segment is presented net of amortization expense pertaining to the Marketing Contract Intangible Acquisition.
(2) Capital spending for the years ended December 31, 2021 and 2020 excludes contributions to equity method investments amounting to $1.4 million and $12.2 million, respectively. There were no contributions made during the year ended December 31, 2022.

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Delek Logistics Partners, LP
Segment Capital Spending (1)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
Gathering and Processing	2022	2021	2022	2021
Regulatory capital spending	$163	$1,004	$2,855	$2,278
Sustaining capital spending	1,103	3,536	1,455	3,721
Growth capital spending	54,940	8,008	118,284	16,263
Segment capital spending	$56,206	$12,548	$122,594	$22,262
Wholesale Marketing and Terminalling
Regulatory capital spending	$—	$26	156	26
Sustaining capital spending	5	48	24	383
Growth capital spending	152	162	1,368	3,213
Segment capital spending	$157	$236	$1,548	$3,622
Storage and Transportation
Regulatory capital spending	$—	$—	$—	$—
Sustaining capital spending	6,528	141	6,528	890
Growth capital spending	—	—	$—	$677
Segment capital spending	$6,528	$141	$6,528	$1,567
Consolidated
Regulatory capital spending	$163	$1,030	$3,011	$2,304
Sustaining capital spending	7,636	3,725	8,007	4,994
Growth capital spending	55,092	8,170	119,652	20,153
Total capital spending	$62,891	$12,925	$130,670	$27,451
(1) There were no capital contributions to equity method investments for the year ended December 31, 2022.

Delek Logistics Partners, LP
Segment Data (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	68,798	80,145	78,519	65,335
Refined products pipelines to Enterprise Systems	35,585	66,632	56,382	48,757
El Dorado Gathering System	13,136	15,660	15,391	14,460
East Texas Crude Logistics System	25,154	18,499	21,310	22,647
Midland Gathering System (1)	191,119	83,353	128,725	80,285
Plains Connection System	234,164	133,281	183,827	124,025
Delaware Gathering Assets(2):
Natural Gas Gathering and Processing (Mcfd(3))	60,669	—	60,971	—
Crude Oil Gathering (average bpd)	91,526	—	87,519	—
Water Disposal and Recycling (average bpd)	80,028	—	72,056	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	64,825	55,755	66,058	68,497
Big Spring marketing throughputs (average bpd)	58,061	83,385	71,580	78,370
West Texas marketing throughputs (average bpd)	10,835	10,007	10,206	10,026
West Texas gross margin per barrel	$3.62	$3.97	$4.15	$3.72
Terminalling throughputs (average bpd) (5)	127,277	124,476	132,262	138,301
(1) Formerly known as the Permian Gathering Assets. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) 2022 volumes include volumes from June 1, 2022 through December 31, 2022.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

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Investor/Media Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (ir.deleklogistics.com), news webpage (www.deleklogistics.com/news) and its Twitter account (@DelekLogistics).

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